EXHIBIT 10.1
Execution Version

AMENDMENT NO. 8 TO LEASE

THIS AMENDMENT NO. 8 TO LEASE (“Amendment No. 8”) is made as of 5/1/2026 (“Effective Date”), by and between SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”), and VANDA PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).
WITNESSETH:

WHEREAS, by Lease dated as of July 25, 2011 (the “Initial Lease”), as amended by that Amendment No. 1 to Lease dated as of March 18, 2014 (“Amendment No. 1”), and that Amendment No. 2 to Lease dated as of June 20, 2016 (“Amendment No. 2”), and that Amendment No. 3 to Lease dated as of March 28, 2018 (“Amendment No. 3”), and that Amendment No. 4 to Lease dated as of March 29, 2018 (“Amendment No. 4”), and that Amendment No. 5 to Lease dated as of April 11, 2019 (“Amendment No. 5”), and that Amendment No. 6 to Lease dated as of May 7, 2020 (“Amendment No. 6”), and that Amendment No. 7 to Lease dated June 24, 2025 (“Amendment No. 7”) (the Initial Lease, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, and Amendment No. 7 collectively, the “Lease”), Landlord is leasing to Tenant 43,462 square feet of rentable area (the “Current Premises”) located in the East Tower of the building located at 2200 Pennsylvania Avenue, N.W., Washington, D.C. (the “Building”); and
WHEREAS, the Lease Term for the Current Premises is scheduled to expire on July 31, 2028.

WHEREAS, pursuant to Landlord’s rights under Amendment No. 7, Landlord exercised its option to accelerate the termination of the 9,928 square feet of rentable area situated on the fifth (5th) floor of the East Tower of the Building (“Amendment No. 7 Expansion Space”) via delivery of written notice to Tenant on March 23, 2026 (“Early Termination Notice”).
WHEREAS, Landlord and Tenant desire to amend the Lease (i) to provide for the expansion of the Current Premises to include certain additional space containing approximately 6,845 square feet of rentable area situated on the sixth (6th) floor of the East Tower of the Building, which space is described on Exhibit A-1 attached hereto (“Amendment No. 8 Expansion Space”), (ii) to extend the Lease Term, (iii) to confirm the accelerated expiration of the Lease with respect to the Amendment No. 7 Expansion Space, and (iv) to make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as provided for such terms in the Lease.

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Vanda Pharmaceuticals Amendment No. 8

2.Amendment No. 8 Expansion Space.

(a)    Landlord hereby leases the Amendment No. 8 Expansion Space to Tenant, and Tenant hereby leases the Amendment No. 8 Expansion Space from Landlord, for a term beginning on the Amendment No. 8 Expansion Space Delivery Date (as defined in Paragraph 7 below) and continuing through the expiration of the Lease Term and any extension thereof (i.e., the Lease Term for the Amendment No. 8 Expansion Space will be coterminous with the Lease Term for the Current Premises, as extended pursuant to Paragraph 4(a) below). Beginning on the Amendment No. 8 Expansion Space Delivery Date, the Premises shall be deemed to include the Amendment No. 8 Expansion Space.
3.Early Expiration of Amendment No. 7 Expansion Space. Notwithstanding anything to the contrary in the Lease or the Early Termination Notice, the Lease Term with respect to the Amendment No. 7 Expansion Space shall automatically expire on November 30, 2026 (and not December 1, 2026). As the Effective Date of this Amendment No. 8, the term “Early Termination Date” shall mean November 30, 2026. Tenant shall surrender the Amendment No. 7 Expansion Space to Landlord on or before the Early Termination Date in the condition required under the Lease, including all obligations relating to surrender and restoration. For avoidance of doubt, commencing on December 1, 2026, all references in the Lease to the “Premises” shall be deemed to mean an aggregate of 40,379 square feet consisting of the sum of (A) the Renewal Premises equal to 33,534 square feet consisting of the following areas:(i) the 21,400 square feet of rentable area located on the third (3rd) floor of the East Tower of the Building, and (ii) the 12,134 square feet of rentable area located on the second (2nd) floor of the East Tower of the Building, plus (B) the Amendment No. 8 Expansion Space consisting of 6,845 square feet of rentable area situated on the sixth (6th) floor of the East Tower of the Building.

4.Lease Term.
(a)The Lease Term for the Renewal Premises and the Amendment No. 8 Expansion Space is hereby extended for a period (the “Renewal Term”) commencing on August 1, 2028 (the “Renewal Commencement Date”) upon and subject to the same terms, covenants and conditions as in the Existing Lease, except as otherwise set forth in this Amendment, and expiring on July 31, 2038 (the “Renewal Expiration Date”), unless earlier terminated or extended pursuant to the terms of the Lease.

(b)Tenant shall maintain the right to extend the term of the Lease for the entire Premises provided in Rider No. 1 to the Initial Lease, as modified by this Amendment, effective upon the Renewal Expiration Date. The parties acknowledge and agree that, except as set forth in this Paragraph 4, Tenant has no other right or option to renew or extend the Lease Term beyond the Renewal Expiration Date.
(c)All other terms and conditions of the Renewal Term shall be in accordance with Rider No. 1 to the Lease; provided however, the first sentence of Section 1(a) of Rider No. 1 to Lease shall be amended to read as follows:

“1. (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice of the exercise thereof (“Renewal Option Notice”) not less than twelve
(12) months (“Outside Notice Deadline”) and not more than fourteen (14) months prior to the Renewal Expiration Date (as defined in Amendment No. 8).”

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Vanda Pharmaceuticals Amendment No. 8

5.Annual Base Rent.

(a)Tenant shall continue to pay annual base rent to Landlord for the Current Premises, net of all Operating Expenses, without set off, deduction or demand, at the applicable rate(s) set forth in the Lease through July 31, 2028; it being agreed and acknowledged that the Lease Term with respect to the Amendment No. 7 Expansion Space shall automatically expire on November 30, 2026, and Tenant shall have no additional rental obligations for the Amendment No. 7 Expansion Space on and after December 1, 2026.

(b)Subject to Paragraph 5(c) below, commencing on December 1, 2026 and continuing through to July 31, 2028, Tenant shall pay to Landlord as annual base rent for the Amendment No. 8 Expansion Space, net of all Operating Expenses, without set off, deduction or demand, as follows:

Period	Annual Base Rent per RSF	Annual Base Rent	Monthly Installment of Annual Base Rent

12/1/2026 – 11/30/2027	$61.00	$417,545.04	$34,795.42
12/1/2027 – 7/31/2028	$62.53	$428,017.80*	$35,668.15

*On an annualized basis

(c)Notwithstanding anything to the contrary contained in this Paragraph 5 and provided no Event of Default by Tenant has occurred, Landlord hereby agrees to grant Tenant an abatement of the annual base rent payable hereunder (and the Operating Expenses payable pursuant to Paragraph 6 below) for the Amendment No. 8 Expansion Space for a period of eleven (11) full calendar months commencing December 1, 2026 and continuing through October 31, 2027. Thereafter, Tenant shall pay the full amount of annual base rent due for the Amendment No. 8 Expansion Space in accordance with the provisions of this Paragraph 5 and Article III of the Initial Lease (and the full amount of Tenant's proportionate share of Operating Expenses due in accordance with the provisions of Paragraph 6 below and Article IV of the Initial Lease).

(d)Subject to Paragraph 5(e) below, commencing on August 1, 2028, Tenant shall pay to Landlord as annual base rent for the then Premises (i.e, consisting of the Renewal Premises and the Amendment No. 8 Expansion Space), net of all Operating Expenses, without set off, deduction or demand, as follows:

Period	Annual Base Rent per RSF	Annual Base Rent	Monthly Installment of Annual Base Rent

8/1/2028 – 7/31/2029	$64.00	$2,584,256.04	$215,354.67
8/1/2029 – 7/31/2030	$65.60	$2,648,862.36	$220,738.53
8/1/2030 – 7/31/2031	$67.24	$2,715,084.00	$226,257.00
8/1/2031 – 7/31/2032	$68.92	$2,782,920.72	$231,910.06
8/1/2032 – 7/31/2033	$70.64	$2,852,372.52	$237,697.71
8/1/2033 – 7/31/2034	$72.41	$2,923,843.44	$243,653.62
8/1/2034 – 7/31/2035	$74.22	$2,996,929.44	$249,744.12
8/1/2035 – 7/31/2036	$76.08	$3,072,034.32	$256,002.86
8/1/2036 – 7/31/2037	$77.98	$3,148,754.40	$262,396.20
8/1/2037 – 7/31/2038	$79.93	$3,227,493.48	$268,957.79

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Vanda Pharmaceuticals Amendment No. 8

(e)    Notwithstanding anything to the contrary contained in this Paragraph 5 and provided no Event of Default by Tenant has occurred, Landlord hereby agrees to grant Tenant an abatement of the annual base rent payable hereunder (and the Operating Expenses payable pursuant to Paragraph 6 below) for the Renewal Premises for a period of eleven (11) full calendar months commencing on August 1, 2028, and continuing through June 30, 2029. Thereafter, Tenant shall pay the full amount of annual base rent due for the Renewal Premises in accordance with the provisions of this Paragraph 5 and Article III of the Initial Lease (and the full amount of Tenant's proportionate share of Operating Expenses due in accordance with the provisions of Paragraph 6 below and Article IV of the Initial Lease).

6.Operating Expenses. Except as set forth in Paragraph 5(c) and Paragraph 5(e) above, commencing on December 1, 2026 and continuing thereafter during the Lease Term, Tenant shall pay to Landlord Tenant’s proportionate share of Operating Expenses for the Amendment No. 8 Expansion Space and the Renewal Premises, without set off, deduction or demand, through the expiration of the Lease Term (as extended pursuant to Paragraph 4(a) above).
7.As-Is Condition. Landlord shall deliver the Amendment No. 8 Expansion Space to Tenant on or before the date that is two (2) business days after the Effective Date (such date of delivery, the “Amendment No. 8 Expansion Space Delivery Date”), and Tenant hereby accepts the Amendment No. 8 Expansion Space in its “as is” condition as of the Amendment No. 8 Expansion Space Delivery Date. Landlord is under no obligation to make any alterations or improvements in or to any part of the Amendment No. 8 Expansion Space in connection with Tenant’s leasing thereof or, other than the Renewal Allowance and the Expansion Allowance (each, as defined in Exhibit B hereto), to pay any allowance with respect to Alterations to be made by Tenant therein. Tenant shall make certain improvements to the Renewal Premises and the Amendment No. 8 Expansion Space as more particularly described in Exhibit B. Notwithstanding the foregoing, Landlord shall be responsible for the cost and expense of demising the Amendment No. 8 Expansion Space from the remaining space on the 6th floor and finishing the interior side of the demising walls ready for paint (“6th Floor Demising Work”). The parties acknowledge that Landlord will, at Landlord’s sole cost and expense, construct a new common corridor on the 6th Floor in connection with the aforementioned demising work (“Landlord’s 6th Floor Corridor Work”). Landlord and Tenant shall each include the location of the demising walls on their respective plans for 6th floor work. Tenant shall request an itemized break-out of the costs for the 6th Floor Demising Work from its Leasehold Contractor. Landlord and Tenant shall keep each other informed of the schedules for their respective work on the 6th floor. If Tenant is ready to start the Expansion Leasehold Work on the 6th floor prior to Landlord being ready to start Landlord’s 6th Floor Corridor Work, Tenant shall perform the 6th Floor Demising Work and Landlord shall reimburse Tenant for the cost thereof following Landlord’s receipt of written request from Tenant including copies of paid invoices and other reasonable evidence as Landlord may request. If Landlord is ready to start Landlord’s 6th Floor Corridor Work on the 6th floor prior to Tenant being ready to start the Expansion Space Leasehold Work on the 6th floor, Landlord, at its sole cost, shall perform the 6th Floor Demising Work. Landlord and Tenant shall (and shall cause their respective contractors to) coordinate the performance of the Expansion Space Leasehold Work, Landlord’s 6th Floor Corridor Work and the 6th Floor Demising Work on the 6th floor, as applicable.

8.Right of First Offer. Subject to the Superior Rights (as defined below), Landlord hereby grants to Tenant the right to lease the additional office space located on the 6th floor of East Tower of the Building as shown on Exhibit A-2, as it becomes available and is offered to the general public following the initial leasing of the space (the “ROFO Space”) in accordance with the following terms and

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Vanda Pharmaceuticals Amendment No. 8

conditions. Notwithstanding the foregoing, with respect to any ROFO Space that is anticipated to become available during the last 36 months of the initial Lease Term but prior to the deadline for delivery to Landlord of Tenant’s Renewal Option Notice pursuant to Rider No. 1 (i.e., solely in the event Tenant has the right to exercise such renewal option and the deadline therefor has not occurred), Tenant may lease such ROFO Space only in the event that Tenant irrevocably elects to exercise such renewal option by delivering to Landlord Tenant’s Renewal Option Notice concurrently with Tenant’s ROFO Election Notice (hereinafter defined) to lease such ROFO Space; otherwise Tenant shall have no right to lease any ROFO Space that is anticipated to become available during the last 36 months of the Lease Term.

(a)Subject to the Superior Rights (as defined below), before leasing the ROFO Space to a third party (that is not a holder of any Superior Rights), Landlord shall notify Tenant of the availability of the ROFO Space (“Landlord’s ROFO Notice”) including (i) a description of such ROFO Space, (ii) the anticipated delivery date for such ROFO Space (the “Anticipated ROFO Space Delivery Date”), and (iii) Landlord’s proposed fair market rent (including applicable concessions) and any security required for the lease of such ROFO Space.

(b)Tenant will have a period of 5 business days following receipt of Landlord’s ROFO Notice to notify Landlord in writing (“Tenant’s ROFO Election Notice”) that Tenant desires to lease such ROFO Space, which election shall be irrevocable by Tenant. The term and rent for such ROFO Space shall commence on the date on which Landlord delivers such ROFO Space to Tenant in the as-is condition thereof as of the date of delivery, and shall be coterminous with the Lease Term applicable to the remainder of the Premises. Tenant shall lease such ROFO Space upon and subject to all the same terms and conditions as Tenant's leasing of the Premises, except that the leasing of such ROFO Space shall be for a rental equal to 100% of the then prevailing fair market rate and applicable concessions (for a new lease, instead of a renewal, taking into account the remaining Lease Term applicable with respect to such ROFO Space), as determined pursuant to the applicable provisions of Rider No. 1 attached to the Lease. Except as otherwise expressly provided in this Paragraph 8, all other terms and conditions of the Lease shall apply to such ROFO Space, expressly excluding the base rent and additional rent abatement granted in this Amendment No. 8, any other express abatements provided in the Lease, and any obligation for Landlord to pay for or perform the Leasehold Work or any other alterations, improvements and allowances for such ROFO Space.
(c)In the event Tenant notifies Landlord in writing prior to the deadline for Tenant’s ROFO Election Notice that Tenant does not desire to lease the applicable ROFO Space or Tenant does not timely provide to Landlord Tenant’s ROFO Election Notice, Tenant shall have no further right hereunder to lease the ROFO Space that was the subject of Landlord’s ROFO Notice.

(d)If Tenant leases any ROFO Space hereunder, Landlord shall deliver possession of such ROFO Space to Tenant promptly after the date on which the ROFO Space is vacated by the prior tenant thereof. Landlord shall incur no liability, and the expiration date of the term for the ROFO Space shall not be extended, if Landlord is unable to deliver possession of the ROFO Space to Tenant on the Anticipated ROFO Space Delivery Date due to any holdover tenant’s refusal to vacate, or for any other reason beyond Landlord’s reasonable control. Landlord agrees to use commercially reasonable efforts to obtain possession of such ROFO Space as soon as reasonably possible (including instituting eviction proceedings).

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Vanda Pharmaceuticals Amendment No. 8

(e)If an Event of Default by Tenant exists under the Lease at the time of Tenant’s ROFO Election Notice or at any time prior to the date on which the ROFO Space is delivered to Tenant, at Landlord’s election Tenant shall have no right to lease such ROFO Space.

(f)Tenant’s right to lease the ROFO Space hereunder shall be applicable solely with respect to the entire parcel of ROFO Space offered to Tenant in Landlord’s ROFO Notice. Tenant shall have no right whatsoever to lease less or more than the entire amount of ROFO Space set forth in Landlord’s ROFO Notice.

(g)Promptly after Tenant elects in writing to lease the ROFO Space hereunder, the parties shall execute an amendment to the Lease (reasonably acceptable to Landlord and Tenant) adding such space to the Premises on the terms and conditions specified herein. Any failure of the parties to execute such an amendment shall not affect the validity of the leasing of any such ROFO Space in accordance with the terms and conditions of this Paragraph 8.
(h)Tenant’s rights under this Paragraph 8 are personal to and may be exercised only by the initial named Tenant under the Lease (“Initial Tenant”) and may not be exercisable by any assignee or subtenant of Initial Tenant except an assignee that is a Permitted Transferee with respect to an assignment of the entire Premises that constitutes a Permitted Transfer pursuant to Section 7.4 of the Lease.

(i)At Landlord’s election, Tenant’s rights under this Paragraph 8 shall lapse and be of no further force or effect, if, at the time Tenant would otherwise be entitled to exercise its expansion rights (or at any time thereafter prior to the delivery of the ROFO Space), Tenant (including any Permitted Transferee) is leasing less than 100% of the Premises leased as of the Effective Date or subleasing more than 20% of the Premises leased as of December 1, 2026.
(j)Notwithstanding anything in this Paragraph 8 to the contrary, Tenant’s rights hereunder are subject and subordinate to the right of Hunton & Williams LLP (and its successors and assigns, as applicable “HW”) to expand into the ROFO Space, pursuant to expansion rights (including rights to first offer space) contained in the HW lease (collectively, the “Superior Rights”).
9.Security Deposit. As of the Effective Date, Landlord is holding a Security Deposit equal to an aggregate amount of $349,000.00, which Security Deposit is in the form of 3 Letters of Credit. Notwithstanding anything in the Lease to the contrary, Tenant shall maintain a Security Deposit in the total amount of $349,000.00 throughout the Renewal Term. Within 30 days of the Effective Date, Tenant shall cause each of the 3 Letters of Credit to be extended to October 29, 2038 (i.e. the 90th day after the Renewal Expiration Date, as required pursuant to Article V). Any right of Tenant to reduce the Security Deposit is hereby deleted and of no further force or effect.

10.Ratification. Except as otherwise expressly modified by the terms of this Amendment No. 8, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof.
11.Broker. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this

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Vanda Pharmaceuticals Amendment No. 8

Amendment No. 8, other than Savills Inc. (“Broker”), and each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or Tenant or with whom Landlord or Tenant has dealt in connection with this Amendment No. 8.

12.Authority.

(a)Tenant hereby represents and warrants to Landlord that Tenant is a duly organized and existing corporation and is in good standing under the laws of the State of Delaware and the District of Columbia, that all necessary corporate action has been taken to enter into this Amendment No. 8 and that the person signing this Amendment No. 8 on behalf of Tenant has been duly authorized to do so.

(b)Landlord hereby represents and warrants to Tenant that Landlord is a duly organized and existing limited liability company and is in good standing under the laws of the State of Delaware and the District of Columbia, that all necessary company action has been taken to enter into this
Amendment No. 8 and that the person signing this Amendment No. 8 on behalf of Landlord has been duly authorized to do so.

13.Landlord and Tenant Representations and Acknowledgements.
(a)To the best of Tenant’s knowledge, Landlord has performed all of its obligations under the Lease. To the best of Tenant’s knowledge, Landlord is not in default under the Lease as of the date hereof, and Tenant is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Landlord under the Lease. Tenant has no current claims, defenses or set-offs of any kind to the payment or performance of Tenant’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Tenant under the Lease as of the date hereof.

(b)To the best of Landlord’s knowledge, Tenant has performed all of its obligations under the Lease. To the best of Landlord’s knowledge, Tenant is not in default under the Lease as of the date hereof, and Landlord is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Tenant under the Lease. Landlord has no current claims, defenses or set-offs of any kind to the payment or performance of Landlord’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Landlord to Tenant, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Landlord under the Lease as of the date hereof.
14.Mutual Negotiation. Landlord and Tenant each hereby covenants and agrees that each and every provision of this Amendment No. 8 has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment No. 8, Landlord and Tenant each does hereby waive any claim of authorship against the other party.
15.General Provisions. Landlord and Tenant agree that the terms and conditions of this Amendment No. 8 shall also be subject to the same provisions regarding confidentiality as are contained within Section 25.20 of the Initial Lease. This Amendment No. 8 may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same

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Vanda Pharmaceuticals Amendment No. 8

Amendment No. 8. The parties may conduct this transaction by electronic means and this Amendment No. 8 may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include digital execution through a provider reasonably acceptable to Landlord, faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via PDF) of an original signature.

16.Binding Effect. This Amendment No. 8 shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. All of the covenants contained in this Amendment No. 8, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.]

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Vanda Pharmaceuticals Amendment No. 8

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 8 to Lease as of the date and year first above written.
LANDLORD:

SQUARE 54 OFFICE OWNER LLC,
a Delaware limited liability company

By:    BP/DC PROPERTIES, INC.,
a Maryland corporation, its sole member and manager

By:        /s/ John J. Stroman
Name: John J. Stroman
Title: EVP, Co-Head of the Washington, DC Region

TENANT:

VANDA PHARMACEUTICALS INC.,
a Delaware corporation

By:        /s/ Mihael H. Polymeropoulos
Name: Mihael H. Polymeropoulos
Title: Chief Executive Officer

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Vanda Pharmaceuticals Amendment No. 8

EXHIBIT A-1
DIAGRAM OF AMENDMENT NO. 8 EXPANSION SPACE

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Vanda Pharmaceuticals Amendment No. 8

EXHIBIT A-2 DIAGRAM OF ROFO SPACE

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Vanda Pharmaceuticals Amendment No. 8